Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 16, 2004

Draper Associates, L.P.

By:	/s/ Tim Draper

Tim Draper
Managing Director

Draper Associates, Inc.

By:	/s/ Tim Draper

Tim Draper
Managing Director

/s/ Timothy C. Draper

Timothy C. Draper

JABE, LLC

By:	/s/ Tim Draper

Tim Draper
Managing Director